FEDERATED ADMINISTRATIVE
                         SERVICES

                                                      FEDERATED INVESTORS TOWER
                                                      PITTSBURGH, PA 15222-3779
                                                      412-288-1900


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                                                              July 31, 1997

William Penn Interest Income Fund
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

         You have requested my opinion for use in conjunction with a Rule 24f-2 Notice for William Penn Interest Income Fund ("Trust") to be filed in respect of shares of the Trust ("Shares") sold for the period ended May 31, 1997, pursuant to the Trust's registration statement filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (File No. 33-14609) ("Registration Statement").

         In its Registration Statement, the Trust elected to register an indefinite number of shares pursuant to the provisions of Investment Company Act Rule 24f-2.

         As counsel, I have participated in the preparation and filing of the Trust's amended Registration Statement under the Securities Act of 1933. Further, I have examined and am familiar with the provisions of the Declaration of Trust dated April 14, 1987, ("Declaration of Trust"), the Bylaws of the Trust and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

         On the basis of the foregoing, it is my opinion the Shares sold for the period ended May 31, 1997, registration of which the Rule 24f-2 Notice makes definite in number, were legally issued, fully paid and non-assessable by the Trust.

         I hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice referred to above, the Registration Statement of the Trust and to any application or registration statement filed under the securities laws of any of the States of the United States.

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Pennsylvania, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

                                            Very truly yours,

                                            /s/ S. Elliott Cohan
                                            S. Elliott Cohan
                                            Deputy General Counsel